WPS RESOURCES CAPITAL CORPORATION							   EXHIBIT A-1
CONSOLIDATING BALANCE SHEET
AS OF DECEMBER 31, 1999
(Thousands)

                                    WPS	     WPS        WPS
                                 Resources     Energy      Power                        Consolidated
                                  Capital     Services, Development,   Eliminations       Balance
                                Corporation      Inc.       Inc.      Debit      Credit    Sheet
                                -----------   --------- ------------  -----      ------ ------------
               ASSETS
               ------
Current Assets
   Cash and equivalents          $    102    $    298    $  5,694    $     -   $     -     $  6,094
   Customer and other
      receivables,
      net of reserves                 (46)     47,406       9,277          -        20       56,617
   Fossil fuel, at average cost        -            -       9,138          -         -        9,138
   Gas in storage, at average
      cost                             -       10,568           -          -         -       10,568
   Materials and supplies,
      at average cost                  -            -       5,548          -         -        5,548
   Prepayments and other               -        2,616         415          -         -        3,031
                                  ------      -------     -------     ------    ------      -------
      Total Current Assets            56       60,888      30,072          -        20       90,996
                                  ------      -------     -------     ------    ------      -------

Net Nonutility and Nonregulated
  Plant                                -        1,176     156,433          -         -      157,609
Investments and Other Assets      59,043        2,782       3,742          -    58,904        6,663
                                  ------      -------     -------     ------    ------      -------
Total                            $59,099     $ 64,846    $190,247    $     -   $58,924     $255,268
                                  ======      =======     =======     ======    ======      =======


  CAPITALIZATION AND LIABILITIES
  ------------------------------
Capitalization
   Common stock equity           $66,243     $ 44,701    $ 48,745    $93,446   $     -     $ 66,243
   Retained earnings              (7,150)     (22,064)    (12,478)         -    34,542       (7,150)
   Long-term debt                      -        1,311      34,761          -         -       36,072
                                  ------      -------     -------     ------    ------      -------
      Total Capitalization        59,093       23,948      71,028     93,446    34,542       95,165
                                  ------      -------     -------     ------    ------      -------

Current Liabilities
   Long-term debt due
      within one year                  -            -         375          -         -          375
   Notes payable                       -        4,890     103,923          -         -      108,813
   Accounts payable                    7       37,680       3,736         20         -       41,403
   Accrued taxes                       -            5           -          -         -            5
   Other                               -        1,030       2,960          -         -        3,990
                                  ------      -------     -------     ------    ------      -------
      Total Current Liabilities        7       43,605     110,994         20         -      154,586
                                  ------      -------     -------     ------    ------      -------

Long-Term Liabilities and
  Deferred Credits
   Accumulated deferred
      income taxes                    (1)      (2,707)        277          -         -       (2,431)
   Other long-term liabilities         -            -       7,948          -         -        7,948
                                  ------      -------     -------     ------    ------      -------
      Total Long-Term
        Liabilities and
        Deferred Credits              (1)      (2,707)      8,225          -         -        5,517
                                  ------      -------     -------     ------    ------      -------
Total                            $59,099     $ 64,846    $190,247    $93,466   $34,542     $255,268
                                  ======      =======     =======     ======    ======      =======
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